UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021

METALS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40685	98-1589041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

425 Houston Street, Suite 400 Fort Worth, TX	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 698-9901

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary shares, $0.0001 par value, and one-third of one redeemable warrant	MTAL.U	New York Stock Exchange LLC
Shares of Class A ordinary shares included as part of the units	MTAL	New York Stock Exchange LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A ordinary shares at an exercise price of $11.50	MTAL WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events.

As previously reported on a Current Report on Form 8-K of Metals Acquisition Corp (the “Company”), on August 2, 2021, the Company closed its initial public offering (“IPO”) of 25,000,000 units (the “Units”). Each Unit consists of one share of the Class A ordinary shares, $0.0001 par value per share (the “Class A Common Shares”), and one-third of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one share of the Class A Common Shares at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $250,000,000 (before underwriting discounts and commissions and offering expenses). The Company had granted the underwriters for the IPO (the “Underwriters”) a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments, if any (“Option Units”). On September 3, 2021, the underwriters partially exercised their option to purchase additional units, resulting in the issuance of an additional 1,514,780 units at a public offering price of $10.00 per unit. After giving effect to the partial exercise and close of the option, an aggregate of 26,514,780 units have been issued in the initial public offering and an aggregate of $265,147,800 has been deposited into the Company’s trust account. The underwriters have until September 10, 2021 to exercise the remainder of their option to purchase additional units.

As previously reported on a Current Report on Form 8-K of the Company, on August 2, 2021, simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 5,333,333 warrants (the “Private Placement Warrants”) to Green Mountain Metals LLC (the “Sponsor”) at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $8,000,000. On September 3, 2021, in connection with the sale of Option Units, the Company consummated a private sale of an additional 201,971 Private Placement Warrants to the Sponsor, generating gross proceeds of $302,956.

A total of $265,147,800 (or $10.00 per Unit) comprised of the proceeds from the IPO (including the Option Units) and the proceeds of the sale of the Private Placement Warrants, was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of August 2, 2021 reflecting receipt of the net proceeds from the IPO and the Private Placement on August 2, 2021, but not the proceeds from the sale of the Option Units nor the Private Placement on September 3, 2021, had been prepared by the Company and previously filed on a Current Report on Form 8-K on August 6, 2021. The Company’s unaudited pro forma balance sheet as of September 3, 2021, reflecting receipt of the proceeds from the sale of the Option Units and the Private Placement on the same day is included as Exhibit 99.1 to this Current Report on Form 8-K.

On September 3, 2021, the Company issued a press release announcing the consummation of the sale of the Option Units, a copy of which is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Unaudited Pro Forma Balance Sheet
99.2	Press Release dated September 3, 2021 of Metals Acquisition Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2021

METALS ACQUISITION CORP.

By:	/s/ Michael James McMullen
Name:	Michael James McMullen
Title:	Chief Executive Officer